UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 24, 2018

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company (the “Meeting”) was held on May 24, 2018, in connection with which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. At the close of business on March 26, 2018, the record date for the Meeting, 24,623,836 shares of the Company’s common stock were issued, outstanding and entitled to vote. At the Meeting, 22,643,822 shares of the Company’s common stock were represented in person or by proxy. Four proposals were scheduled and noted to be acted upon at the Meeting: (i) to elect three directors to serve until the 2019 annual meeting (“Proposal Number One”); (ii) to approve, in an advisory vote, the compensation of the Company’s named executive officers (“Proposal Number Two”); (iii) to approve an amendment to the Company’s 2014 Employee Stock Purchase Plan to increase by 300,000 the number of shares available for issuance under the plan. (“Proposal Number Three”), and (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for fiscal year 2018 (“Proposal Number Four”).

At the Meeting, Eran Broshy, Matthew J. Simas and Swati Abbot, were nominated for election to the board to serve one year terms until the Company’s 2019 annual meeting, or until the election and qualification of their successors, and were elected. The vote with respect to each such nominee was as follows:

Nominee	For	Withheld	Broker Non-Votes
Eran Broshy	21,486,325	246,242	911,255
Matthew J. Simas	21,677,896	54,671	911,255
Swati Abbott	21,676,245	56,322	911,255

Other directors whose terms of office continued after the Meeting are: Barry M. Smith, Michael S. Diament, William J. McBride, John Agwunobi, Perry Fine and Scott MacKenzie.

Proposal Number Two was adopted with 21,055,385 shares voted for, 664,794 shares voted against, 12,388 shares abstaining and 911,255 broker non-votes.

Proposal Number Three was adopted with 21,712,482 shares voted for, 8,934 shares voted against, 11,151 shares abstaining and 911,255 broker non-votes.

Proposal Number Four was adopted with 22,439,013 shares voted for, 192,733 shares voted against and 12,076 shares abstaining.

Item 8.01 Other Events

On May 24, 2018 the Company’s board of directors approved an increase of $200 million to the current $200 million stock repurchase plan which will now authorize the Company to purchase up to $400 million of its outstanding common stock. The board also extended the program from October 22, 2018 to October 22, 2020. As of May 24, 2018, the total dollar value remaining under this increased authorization was $245.9 million. The shares may be purchased from time to time in open market transactions (including blocks) or in privately negotiated transactions. The timing of repurchases and the actual amount purchased will depend on a variety of factors including the market price of the Company’s shares, general market and economic conditions, and other corporate considerations. Repurchases may be made pursuant to plans intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, which could allow the Company to purchase its shares during periods when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. Repurchases are expected to be funded from working capital and anticipated cash from operations. The repurchase authorization does not require the purchase of a specific number of shares and is subject to suspension or termination by the Company’s board of directors at any time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: May 25, 2018	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Chief Financial Officer